Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 02, 2026 relating to the consolidated financial statements of Namib Minerals (the Company) appearing in the Company's Annual Report on Form 20-F for the year ended December 31, 2025.

We also consent to the reference to us under the caption “Experts” in the Report

/s/ BDO South Africa Incorporated

BDO South Africa Incorporated

Johannesburg, South Africa

July 28, 2026